UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2026

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

77 Hot Metal Street
Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On July 1, 2026, American Eagle Outfitters, Inc. (the “Company”) announced that Michael Mathias will transition from his positions as Executive Vice President – Chief Financial Officer and Principal Financial Officer of the Company to a non-officer role as Strategic Advisor to the Chief Executive Officer of the Company, Jay Schottenstein, effective August 3, 2026 (the “Transition Date”).

The Company thanks Mr. Mathias for his contributions and leadership during his tenure as Chief Financial Officer.

Appointment of Chief Financial Officer

On June 30, 2026, the Board of Directors of the Company (the “Board”) appointed Ravi Thanawala to serve as Executive Vice President – Chief Financial Officer and Principal Financial Officer of the Company, effective as of the Transition Date.

Mr. Thanawala previously served as Chief Financial Officer and President, North America for Papa John’s International, Inc. Prior to that, he held various leadership positions at Nike, Inc., including Chief Financial Officer of Converse and Chief Financial Officer of Nike North America. Prior to Nike, Inc., Mr. Thanawala spent eight years at ANN INC. with progressively increasing responsibilities in finance and operations.

There are no arrangements or understandings between Mr. Thanawala and any other persons pursuant to which he was selected as an officer of the Company, and there are no transactions involving Mr. Thanawala requiring disclosure under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment, the Company entered into an offer letter with Mr. Thanawala on June 27, 2026, which will become effective as of the Transition Date. The offer letter provides for (i) an annual base salary of $1,000,000; and (ii) eligibility to earn an annual incentive compensation bonus with a target opportunity equal to 100% of eligible earnings (i.e., base salary actually paid during the applicable fiscal year) and a maximum opportunity of 200% of eligible earnings.

The offer letter also provides that, in lieu of the ordinary course annual equity grant in respect of the Company’s fiscal year 2026, upon the commencement of his employment, Mr. Thanawala will be granted (i) a stock option award with a grant date value of $750,000, which will vest in equal annual installments over three years from the grant date; (ii) a time-based restricted stock unit award covering a number of shares of the Company’s common stock determined by dividing $500,000 by the closing price of a share of the Company’s common stock on the grant date, which will vest in equal annual installments over three years from the grant date; and (iii) a performance-based restricted stock unit award with a target grant date value of $1,250,000, which will vest based on the Company’s achievement of the applicable performance goals over a three year performance period, with the vesting level ranging from 0% to 150% of target. Following fiscal year 2026, Mr. Thanawala will be eligible to participate in the Company’s annual equity grant program, with the size and composition of such awards to be determined in the discretion of the Compensation Committee of the Board.

In addition, under the offer letter, Mr. Thanawala will be granted a sign on award in consideration of his equity awards, bonus and other compensation forfeited from his prior employer in connection with the commencement of his employment with the Company, consisting of a (i) cash bonus of $1,000,000, payable in two equal installments (with the first installment payable within the first two months following the commencement of his employment and the second installment payable in February 2027) and, pursuant to a repayment letter, subject to prorated repayment if Mr. Thanawala voluntarily terminates his employment or is terminated by the Company for gross misconduct or proven dishonesty within 24 months following the payment date of each installment; and (ii) a restricted stock unit award covering a number of shares of the Company’s common stock determined by dividing $1,500,000 by the closing price of a share of the Company’s common stock on the grant date, which will vest in two equal installments on the first and second anniversary of the grant date.

The offer letter further provides that, upon a termination of Mr. Thanawala’s employment by the Company without cause, subject to his execution and non-revocation of a customary release of claims, he will be entitled to receive cash severance in the form of continued base salary payments for up to 12 months and Company-paid COBRA premiums for continued health, dental and vision coverage during such period. The offer letter also provides that Mr. Thanawala will enter into the Company’s standard confidentiality, non-competition and intellectual property agreement, pursuant to which he will be subject to customary restrictive covenants, including a perpetual confidentiality covenant, a 12-month post-termination non-solicitation covenant with respect to the Company’s employees, and a 12-month post-termination non-competition covenant that may be enforced by the Company in its discretion. If the Company elects to enforce the non-competition covenant, Mr. Thanawala will be entitled to receive continued payment of his base salary for the duration of the restricted period (or portion thereof) that is not waived by the Company (which will be offset by any severance paid by the Company and will not be payable during any period of employment with another employer).

Additionally, the offer letter provides that Mr. Thanawala will be eligible to participate in the Company’s employee stock purchase plan, 401(k) plan, deferred compensation plan, relocation benefits (which are subject to a repayment letter providing for prorated repayment if Mr. Thanawala voluntarily terminates his employment or is terminated for violations of the Company’s Code of Ethics, Workplace Culture Policy or Work Rules within the 24-month period following the date of such repayment letter) and health and welfare benefit programs on terms generally applicable to similarly situated executive officers.

Mr. Thanawala is expected to enter into (i) a change in control agreement on terms and conditions materially consistent with those applicable to Mr. Mathias pursuant to his change in control agreement, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2026; and (ii) the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2017.

Transition Arrangements

In connection with Mr. Mathias’s transition, the Company and Mr. Mathias entered into a Transition Agreement on June 29, 2026, effective as of the Transition Date. Pursuant to the Transition Agreement, effective as of the Transition Date, Mr. Mathias will resign from his positions as Executive Vice President and Chief Financial Officer and from all other officer positions held with the Company and its subsidiaries, and will remain a full-time employee of the Company providing transition and strategic advisory services as the Strategic Advisor to the Chief Executive Officer (a non-officer position) through July 30, 2027. During the transition period, Mr. Mathias will continue to receive his current base salary, employee welfare benefits and annual bonus opportunity for fiscal year 2026, and thereafter will continue to receive his base salary and employee welfare benefits through the end of the transition period, but will not be eligible for any fiscal year 2027 annual bonus or any new equity awards.

The Transition Agreement further provides that, during the transition period, the Company may terminate Mr. Mathias’s employment only for cause, in which event he will not be eligible for any further payments or benefits under the Transition Agreement. The Transition Agreement also provides that, upon the earlier of July 30, 2027 and Mr. Mathias’s termination of employment for any reason other than by the Company for cause, in exchange for a release of claims and additionally, in light of Mr. Mathias’s retirement eligibility under the Company’s equity arrangements, he will be treated as having retired for purposes of his outstanding equity awards under the Company’s equity plans and award agreements (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2026) and shall receive reimbursement for COBRA premium payments to continue coverage under the Company’s health, dental, and vision plans in which Executive was participating in immediately prior to his separation from employment for a period of twelve months.. In addition, following the termination of his employment for any reason, Mr. Mathias’s existing non-compete agreement will remain in effect in accordance with its terms, and the Company will provide the payments contemplated by such non-compete agreement in accordance with its terms (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2026).

Item 7.01	Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the appointment of Ravi Thanawala as Executive Vice President, Chief Financial Officer and Principal Financial Officer and the transition of Michael Mathias from Chief Financial Officer to Strategic Advisor. The press release also reaffirmed the Company’s second quarter and full-year 2026 financial guidance originally provided on May 28, 2026. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended January 31, 2026, and in any subsequently-filed Quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on our website and on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC. (Registrant)

Date: July 1, 2026	By:	/s/ Beth M. Henke
Beth M. Henke
Executive Vice President and Chief Legal Officer